NORFOLK SOUTHERN ANNOUNCES PRICING OF PREVIOUSLY ANNOUNCED EXCHANGE OFFERS, INTEREST RATE FOR NEW NOTES AND ACCEPTANCE OF TENDERED NOTES

NORFOLK, VA. — Norfolk Southern Corporation (the "Company") today announced the pricing of its offers (the "Exchange Offers") to certain eligible holders to exchange outstanding debt securities listed in the table below (together, the "Existing Notes") for cash and up to $750,000,000 aggregate principal amount of the Company's new Notes due 2052 (the "New Notes"), the complete terms and conditions of which are set forth in a Confidential Offering Memorandum, dated July 31, 2017 (the "Offering Memorandum"), and the related letter of transmittal. The Company also announced that it will pay interest on the New Notes at a rate per annum equal to 4.050%, as calculated in accordance with the Offering Memorandum.

Existing Notes validly tendered and accepted by the Company at or prior to 5:00 p.m., New York City time, on August 11, 2017 (the "Early Exchange Date"), are expected to settle on August 15, 2017 (the "Early Settlement Date"), unless extended by the Company.

The table below indicates, among other things, the Total Exchange Consideration for each $1,000 principal amount of Existing Notes tendered and accepted as of the Early Exchange Date pursuant to the Exchange Offers (as determined in accordance with the Offering Memorandum):

							Composition of Total Exchange Consideration (1)
Cusip Numbers	Title of Security	Reference U.S. Treasury	Fixed Spread (Basis points)	Yield Used to Price Existing Notes (2)	Early Exchange Premium (1)	Total Exchange Consideration (1)(2)(3)	Principal Amount of New Notes (3)	Cash (3)(4)

655844AK4	7.900% Notes due 2097	3.000% due February 15, 2047	+175	4.550%	$30.00	$1,715.79	$1,715.79	$0.00
655844BD9	6.000% Notes due 2111	3.000% due February 15, 2047	+170	4.500%	$30.00	$1,328.12	$1,328.12	$0.00
655844AV0	6.000% Notes due 2105	3.000% due February 15, 2047	+170	4.500%	$30.00	$1,326.52	$1,326.52	$0.00
655844AF5	7.050% Notes due 2037	3.000% due February 15, 2047	+80	3.600%	$30.00	$1,483.93	$1,474.93	$9.00
655844AQ1	7.250% Notes due 2031	2.375% due May 15, 2027	+75	2.962%	$30.00	$1,474.29	$1,375.29	$99.00
655844AJ7	7.800% Notes due 2027	2.375% due May 15, 2027	+70	2.912%	$30.00	$1,412.24	$1,116.24	$296.00
655844BN7	4.800% Notes due 2043	3.000% due February 15, 2047	+85	3.650%	$30.00	$1,189.80	$1,114.80	$75.00
655844BR8	4.650% Notes due 2046	3.000% due February 15, 2047	+95	3.750%	$30.00	$1,154.90	$1,049.90	$105.00

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(1)	Per $1,000 principal amount of Existing Notes.

(2)	The yield of the 3.000% U.S. Treasury due February 15, 2047 as of the pricing date was 2.800% and the yield of the 2.375% U.S. Treasury due May 15, 2027 as of the pricing date was 2.212%.

(3)	Does not reflect any accrued and unpaid interest. The Company will pay accrued and unpaid interest on the Existing Notes up to, but not including, the Early Settlement Date.

(4)	The figures in this table reflect any optional adjustments of the Total Exchange Consideration as permitted under the terms and conditions in the Offering Memorandum.
In accordance with the acceptance priority levels and proration procedures described in the Offering Memorandum, the Company will accept $551,099,000 in aggregate principal amount of the Existing Notes that were tendered for exchange at or prior to the Early Exchange Date. The Company expects to deliver an aggregate principal amount of $749,994,000 of New Notes and will pay an aggregate of $9,604,611.10 cash consideration, including accrued and unpaid interest, for the Existing Notes accepted for exchange on the Early Settlement Date. Since Existing Notes have been validly tendered so that the maximum amount of New Notes to be issued in exchange for such tendered Existing Notes would exceed $750,000,000 (the “New Issue Cap”), no additional Existing Notes will be accepted for exchange after the Early Exchange Date.

The table below indicates, among other things, the principal amount of each series of Existing Notes validly tendered as of the Early Exchange Date, the principal amount of Existing Notes to be accepted for exchange as of the Early Exchange Date and the percentage of the principal amount of Existing Notes to be accepted for exchange pursuant to the Exchange Offers:

Cusip Numbers	Title of Security	Principal Amount Tendered by Early Exchange Date	Principal Amount to be Accepted for Exchange	Percentage (%) of Principal Amount to be Accepted for Exchange
655844AK4	7.900% Notes due 2097	$48,065,000	$48,065,000	100%
655844BD9	6.000% Notes due 2111	$378,147,000	$378,147,000	100%
655844AV0	6.000% Notes due 2105	$298,561,000	$124,887,000	41.9% (1)
655844AF5	7.050% Notes due 2037	$88,811,000	$0	0%
655844AQ1	7.250% Notes due 2031	$54,106,000	$0	0%
655844AJ7	7.800% Notes due 2027	$43,698,000	$0	0%
655844BN7	4.800% Notes due 2043	$304,336,000	$0	0%
655844BR8	4.650% Notes due 2046	$232,195,000	$0	0%
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(1)
Represents the proration factor since Existing Notes were validly tendered so that the maximum amount of New Notes to be issued in exchange for such tendered Existing Notes would have exceeded the New Issue Cap.

The Exchange Offers are scheduled to expire at 11:59 p.m., New York City time, on August 25, 2017 (the "Expiration Date"), unless extended or earlier terminated.

Consummation of the Exchange Offers is subject to a number of conditions as set forth in the Offering Memorandum, including favorable tax and accounting treatment for the Exchange Offers and the absence of certain adverse legal and market developments.

If and when issued, the New Notes will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company will enter into a registration rights agreement with respect to the New Notes.

This news release does not constitute an offer or a solicitation by the Company to participate in the Exchange Offers in any jurisdiction in which it is unlawful to make such an offer or solicitation.

Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 19,500 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern operates the most extensive intermodal network in the East and is a major transporter of coal, automotive, and industrial products.

Forward-Looking Statements

This press release contains forward-looking statements about Norfolk Southern Corporation, including those related to the offering of New Notes and whether or not Norfolk Southern Corporation will consummate the Exchange Offers. Forward-looking statements may be identified by the use of words like “believe,” “expect,” “anticipate,” “estimate,” “plan,” “consider,” “project,” and similar references to the future. Forward-looking statements reflect Norfolk Southern’s goNod-faith evaluation of information available at the time the forward-looking statements were made. These forward-looking statements are subject to a number of risks and uncertainties, and our actual results may differ materially from those projected. Please refer to Norfolk Southern Corporation’s annual and quarterly reports filed with the SEC for a full discussion of those risks and uncertainties we view as most important. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. We undertake no obligation to update or revise forward-looking statements.

About Norfolk Southern

Norfolk Southern Corporation (NYSE: NSC) is one of the nation’s premier transportation companies. Its Norfolk Southern Railway Company subsidiary operates approximately 19,500 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. Norfolk Southern operates the most extensive intermodal network in the East and is a major transporter of coal, automotive, and industrial products.

Media Inquiries:
Susan Terpay, 757-823-5204 (susan.terpay@nscorp.com)

Investor Inquiries:
Katie Cook, 757-629-2861 (katie.cook@nscorp.com)

http://www.norfolksouthern.com

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